EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-35539, No. 333-83842, No. 333-126981, No. 333-160627, No. 333-167903 and No. 333-183464) of Checkpoint Systems, Inc. of our report dated March 31, 2014 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 31, 2014